EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarter ended June 30, 2009, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Utt
William P. Utt
Chief Executive Officer
Date: July 30, 2009